Exhibit 10.5

CHANGE OF CONTROL AGREEMENT FOR SENIOR OFFICERS

This CHANGE OF CONTROL AGREEMENT (“Agreement”) is made and entered into on the          day of                 , 200   by and between Rome Savings Bank (the “Bank” or “Rome”) and                     (“Employee”).

In consideration of the mutual covenants set forth below, the parties agree as follows:

WHEREAS; Rome employs Employee as                      (Title) and Employee devotes his full business time and attention to the business and affairs of Rome and its affiliates, giving his/her best efforts to advance Rome’s interests.

WHEREAS; Employee performs such functions and duties and exercises those responsibilities that are consistent with this title and office as may be assigned to him by or under the authority of the President or the Board of Directors of Rome.

NOW THEREFORE; In consideration of Employee’s long and faithful service, Rome wishes to reward such service with such salary action in the event that there is a CHANGE OF CONTROL resulting in the Involuntary Termination of Employee’s employment within twelve months from the date of CHANGE OF CONTROL. A CHANGE OF CONTROL means the consummation of a transaction that would result in the reorganization, merger or consolidation of Rome with one or more persons or entities as defined in Section I below:

I.	CHANGE OF CONTROL For purposes of this Agreement a CHANGE OF CONTROL of the Bank shall occur if:

(a) any “person” (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), other than (i) the holding company to be formed in connection with the conversion of the Bank to the stock form of ownership; or (ii) a trustee or other fiduciary holding securities under an Employee benefit plan maintained for the benefit of Employees of the Bank, becomes the “beneficial owner” (as defined in rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities issued by the Bank representing 25% or more of the combined voting power of all of the Bank’s then outstanding securities; or

(b) the individuals who on the date this Agreement is made are members of the Board, together with their successors as defined below, cease for any reason to constitute a majority of the members of the Board; or

(c) the shareholders of the Bank approve either:

(i) a merger or consolidation of Rome with any other corporation other than a merger or consolidation following which both of the following conditions are satisfied:

(A) either (1) the members of the Board of the Bank immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (2) the shareholders of the Bank own securities of the institution resulting from such merger or consolidation representing eighty percent or more of the combined voting power of all such securities of the Bank before such merger or consolidation; and

(B) the entity which results from such merger or consolidation expressly agrees in writing to assume and perform the Bank’s obligations under this Agreement; or

(ii) a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of its assets; and

(d) any event which would be described in sections I. (a), (b) or (c) if either term “Parent Corporation of the Bank” or “Parent Corporation of the Parent Corporation of the Bank” were substituted for the term “Bank” therein. Such an event shall be deemed a CHANGE OF CONTROL under the relevant provisions of section I. (a), (b) or (c).

The definition of CHANGE OF CONTROL shall include any subsequent amendments to the 1934 Securities Exchange Act that modify or change such definition.

It is understood and agreed that more than one CHANGE OF CONTROL may occur at the same time or different times during the effective period of this Agreement and that the provision of this Agreement shall apply with equal force and effect with respect to each such CHANGE OF CONTROL.

II.	TERMINATION OF EMPLOYMENT

For purposes of this Agreement, an Involuntary Termination following a CHANGE OF CONTROL means the surviving entity eliminates the Employee’s position or discharges the Employee for whatever reason other than for Cause. Cause is defined as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or a final cease and desist order.

An Employee’s Involuntary Termination following a CHANGE OF CONTROL also means resignation following any demotion, loss of title, office authority or responsibility, a reduction in compensation or benefits or relocation in whole or in part of the place of employment to a location more than 50 miles from the City of Rome, New York.

III.	ADDITIONAL COMPENSATION

In the event the Employee’s employment is terminated due to an Involuntary Termination following a CHANGE OF CONTROL of Rome, the Employee shall be entitled to receive a Severance Payment equal to two years of Compensation. Such payment shall be made to the Employee within 60 days of the Involuntary Termination.

For purpose of this Section III, Compensation shall mean the annual taxable wages reflected in the Employee’s W-2 in the records of Rome for the year immediately preceding the year the CHANGE OF CONTROL occurs.

IV.	NO OTHER RIGHTS OR BENEFITS AFFECTED

If a CHANGE OF CONTROL triggers the provisions of this Agreement, any other benefits the Employee or his estate is otherwise entitled to receive from Rome or its successor shall not be affected by the additional compensation provided for hereunder.

V.	SEVERABILITY

A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

VI.	WAIVER

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against who its enforcement is sought. Any waiver or relinquishment of such right or power at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

VII.	GOVERNING LAW

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles.

VIII. ENTIRE	AGREEMENT MODIFICATIONS

This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof between the Bank and the Employee. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

IX.	TERM OF AGREEMENT

This has a term of two years from the date above first written. Beginning on the first anniversary date and continuing on each anniversary date thereafter, this Agreement shall be automatically renewed by the Board of Directors of Rome, annually, for an additional year.

X.	REQUIRED REGULATORY PROVISIONS

The following provisions are included for the purpose of complying with various laws, rules and regulations applicable to Rome. These provisions shall supersede any contrary provision contained in this Agreement.

(a) Employee shall have no right to receive a Severance Payment for any period after a termination of employment due to other than an Involuntary Termination.

(b) Any payments to the Employee by Rome, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (the “FDI Act”), 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

(c) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(3) or 1818(g)(1), the Bank’s obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion may (i) pay to Employee a part of the compensation withheld while the Bank’s obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations, which were suspended.

(d) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Employee shall not be affected.

(e) If the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. Section 1813(x)(1), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Employee shall not be affected.

(f) All obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operator of the Bank: (i) by the Office of Thrift Supervision and/or the Federal Deposit Insurance Corporation (“FDIC”).

If and to the extent that any of the foregoing provisions shall cease to be required by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and the Employee has hereto set his hand, all as of the day and year first above written.

Senior Officer Name

THE ROME SAVINGS BANK

Charles M. Sprock, Chairman